Exhibit 99.2

Genesee & Wyoming Inc. Enters Into Agreement to Acquire RailAmerica, Inc.

Announces Mandatorily Convertible Preferred Stock Investment by The Carlyle Group

Greenwich, CT and Jacksonville, FL – Genesee & Wyoming Inc. (GWI) (NYSE: GWR) and RailAmerica, Inc. (NYSE: RA) jointly announced today that they have entered into an agreement under which GWI will acquire RailAmerica for an all cash purchase price of $27.50 per share. GWI’s acquisition of RailAmerica will combine the two largest short line and regional rail operators in North America, strengthening GWI’s ability to serve its industrial customers and Class I railroad partners. In addition, the combination should yield significant synergies and provide strong leverage to the eventual recovery of the U.S. economy, while creating a powerful platform for future industrial development along railroads in the 37 U.S. states in which GWI will do business.

GWI expects to fund the transaction and the simultaneous refinancing of its existing debt with approximately $2.0 billion of new debt and approximately $800 million of equity or equity-linked securities. GWI has received $2.3 billion of committed debt financing from BofA Merrill Lynch (“BofAML”) and $800 million of committed equity financing from The Carlyle Group (“Carlyle”) (NASDAQ: CG) of which it has agreed to take a minimum of $350 million through a private placement of two-year mandatorily convertible preferred stock (“The Carlyle Convertible”) from Carlyle Partners V, a $13.7 billion U.S. buyout fund. The Carlyle Convertible has a coupon of 5% per annum for two years and is mandatorily convertible at a conversion price of $58.49. GWI has the option to fund up to an additional $450 million of The Carlyle Convertible on the same terms, subject to certain conditions. Alternatively, GWI may instead choose to fund the $450 million through the public issuance of equity or equity-linked securities.

Conference Call

GWI will conduct a live conference call and webcast this morning at 11 a.m. EDT. In the U.S., call (800) 553-0326; outside the U.S., call (612) 332-0345. Management will be referring to a slide presentation that will be available at www.gwrr.com/investors prior to the conference call. The webcast will be archived at www.gwrr.com/investors, and telephone replay is also available for 30 days beginning at 1 p.m. EDT today by dialing (800) 475-6701 (or outside U.S., dial 320-365-3844). The access code is 255426.

Additional Highlights of the Transaction

•	The transaction combines the two largest short line and regional railroad operators in North America, with 108 railroads and strong exposure to eventual U.S. economic recovery.

•	Estimated pro forma Total Debt to EBITDA of 4.0x at the end of 2012, which is expected to decrease to approximately 3.0x by the end of 2013.

•

The acquisition is subject to United States Surface Transportation Board (“STB”) formal approval of GWI’s control of the RailAmerica railroads. GWI expects to close the transaction into a voting trust as early as Q3:2012 while it awaits formal STB approval of GWI’s application to control RailAmerica’s railroads. Upon formal STB approval, GWI would be able to fully integrate RailAmerica. STB formal approval may be as early as Q4:2012 but could be delayed until Q3:2013.

•

While the RailAmerica railroads are held in a voting trust, GWI expects to account for the acquisition using the equity method of accounting and will not realize the cost synergies of the business combination. Upon integration, cost savings are expected to be at least $36 million (75% realized within one year of close; 100% realized within 18 months of close).

•	If GWI is approved to fully integrate RailAmerica’s railroads by Q4:2012, EPS accretion is expected to be greater than 10% in 2013.

•

The $27.50 per share purchase price represents a premium of 10.6% over the closing stock price as of July 20, 2012, the last trading day prior to this announcement, and a premium of 27.6% over the closing stock price as of May 21, 2012, the last trading day prior to the date on which RailAmerica announced that it was exploring strategic alternatives.

Overview of Combined Operations

Using the previously reported results of GWI and RailAmerica, the transaction increases GWI’s total revenues by nearly two-thirds to approximately $1.4 billion (PF2011) and doubles North American revenue to approximately $1.1 billion (PF2011). Following the transaction, GWI will have 111 railroads (108 in North America), 15,100 miles of track (12,900 in North America), 1.8 million carloads (1.6 million in North America), 1,000 locomotives (900 in North America) and 4,300 employees (3,900 in North America).

The transaction significantly increases GWI’s customer and commodity diversification. In 2011, on a combined basis, no single customer would have represented more than 3% of pro forma revenues, and no single commodity group would have represented more than 16% of pro forma freight revenues. On a geographic basis, GWI’s footprint of railroads will grow from 24 U.S. states to 37 U.S. states, while the U.S. overall will represent approximately 70% of GWI’s pro forma revenue, with Australia at 20%, Canada at 10% and Europe at less than 1%. Following the transaction, GWI expects to originate or terminate more than 4% of carload traffic in the U.S., with volumes well balanced across all of the Class I carriers.

GWI is an experienced acquirer of short line railroads, having integrated 65 railroads through 36 acquisitions since 1985. The operational integration of RailAmerica will be led by a joint integration team from both companies.

Management Comments

Jack Hellmann, President and CEO of GWI commented, “The acquisition of RailAmerica by GWI is a straightforward combination of two organizations with overlapping holding company structures and complementary railroad geographies. As a result, the synergies between the companies are expected to be significant, and we anticipate unlocking significant shareholder value.

“In addition, the transaction is transformational for our North American operations, as GWI will now operate 108 railroads over more than 12,000 track miles. From a commercial standpoint, we believe that this footprint not only provides us with strong leverage to any eventual recovery of the U.S. economy but also creates a powerful platform for future industrial development along railroads in the 37 U.S. states in which we will do business.

“For our current customers, the combination will only strengthen our ability to offer what has long been the lifeblood of the short line industry: local, flexible, responsive operations with outstanding customer service. For our Class I partners, our commitment to service excellence, the intensity of our local marketing and commercial development, as well as our industry-leading safety record should be powerful long-term drivers of future rail traffic across all of our Class I connections. For our combined employee workforce, we will bring together the best attributes of GWI and RailAmerica to further sharpen business practices across all of our railroads to create an even stronger company for the long term. From a community standpoint, we will continue to embrace our core belief that railroads are uniquely woven into the fabric of the communities where we do business, and we will maintain an open dialogue with government officials and all stakeholders to foster local economic development.

“The timing of the transaction is excellent for us. First, we have now grown to the size and management capabilities to integrate RailAmerica successfully. Second, we anticipate locking in low long-term interest rates in the context of our BofAML debt commitment and then expect to rapidly de-lever our business through the powerful free cash flow of the combined company. Finally, we remain confident in our ability to execute our acquisition and investment strategy to sustain our long-term EPS growth target of 15% - 20%.”

John Giles, President and CEO of RailAmerica commented, “This is an exciting day for both RailAmerica and Genesee & Wyoming. For RailAmerica, the sale represents validation of the transformational improvements that our management team and employees have made since the acquisition of the business in 2007 by investment funds managed by affiliates of Fortress Investment Group LLC. From this strong base of operations and having unlocked significant shareholder value, a combination with Genesee & Wyoming is the logical next step in creating a combined organization that will be a powerful driver of North American rail traffic for decades to come.”

Financial Impact

In 2013, GWI estimates that RailAmerica will generate revenues of approximately $650 million, operating income of $150 million (excluding any GWI cost savings), depreciation and amortization of $60 million and $67 million of capital expenditures for track and equipment improvements (N.B. total capital expenditures are estimated to be $100 million in 2013 including grant matches and growth projects). Until the STB allows GWI to fully integrate the RailAmerica railroads, GWI will own the acquisition through a voting trust and expects to account for its ownership using the equity method of accounting. Following formal STB approval of GWI’s application to control the RailAmerica railroads, GWI will commence the integration of the two companies. GWI expects $36 million of initial cost savings, with $28 million realizable in the first year following STB approval.

Assuming full integration of the acquisition, GWI anticipates its consolidated book tax rate will be approximately 35%. GWI estimates that its pro forma shares outstanding will be 56.8 million (43.2 million diluted shares currently outstanding plus 6.0 million shares from the $350 million Carlyle Convertible plus 7.6 million shares from the issuance of new common stock (assuming GWR closing price of $55.98 on July 20, 2012). Note that in lieu of the issuance of the new common stock, GWI may choose to fund additional mandatorily convertible preferred with Carlyle (i.e., greater than the initial $350 million) or issue publicly traded mandatorily convertible preferred stock.

Applying the above assumptions, if the STB approves the full integration of RailAmerica’s railroads by the end of 2012, GWI’s EPS accretion is expected to be greater than 10% in 2013. In addition, GWI expects that its complementary tax position with RailAmerica should yield even higher free cash flow accretion over the next several years. The value of RailAmerica’s tax assets is approximately $130 million (which includes tax-affected NOLs as well as certain tax credits), and GWI expects to utilize these tax benefits over the next 2-3 years.

Separately, GWI estimates that it will recognize $71 million of total transaction-related costs on its income statement associated with the acquisition, of which $51 million will be recognized when the transaction closes into a voting trust, and an estimated $20 million will be recognized following STB approval of GWI’s control of the RailAmerica railroads. An additional $42 million of financing fees will be recorded on GWI’s balance sheet for the anticipated equity issuance and the committed debt, with the latter being amortized over the life of the credit facilities.

GWI expects to draw approximately $2.0 billion of the available $2.3 billion in new senior secured debt facilities committed by BofAML, which is estimated to result in approximate pro forma leverage of 4.0x Debt / EBITDA as of the end of 2012, assuming partial credit for the anticipated $36 million of initial cost savings. The expected free cash flow generation of the combined business is anticipated to de-lever GWI to approximately 3.0x Debt / EBITDA by the end of 2013, which assumes GWI has control of the RailAmerica railroads from the beginning of 2013 and is able to recognize cost savings.

Financing

The $2.0 billion in senior secured debt is expected to have an initial weighted-average cost of debt of 4.8% based on current LIBOR rates. GWI expects to have approximately $300 million of undrawn revolver capacity at financial close. The committed facilities include a $425 million senior secured revolver, an $875 million senior secured Term Loan A and a $1 billion senior secured Term Loan B. Initial pricing for the revolver and Term Loan A are estimated to be L+250 bps, and initial pricing for the Term Loan B is expected to be L+375bps, with a 1% LIBOR floor. GWI anticipates it will enter into interest rate hedging contracts to fix the long-term cost of $750 million of debt.

The $350 million Carlyle Convertible has a coupon of 5% per annum and is mandatorily convertible after two years at a conversion price of $58.49, which is up 10% from a reference price of $53.17 (“Reference Price”). GWI’s call option for amounts over $350 million and up to $800 million will be on the same terms if (i) called prior to the earlier of 10 calendar days following STB approval of a voting trust or 67 calendar days following the application for STB approval of the voting trust (“Call Date”), or (ii) if the current 30-day VWAP exceeds 85% of the Reference Price, or $45.19. If called after the Call Date and when the current 30-day VWAP is less than 85% of the Reference Price (i.e., below $45.19), the Reference Price will reset to the then current 30-day VWAP, and the resulting security amounts over $350 million called by GWI would have a 5% coupon, a 2 year mandatory conversion term, and convert at a 10% premium to the new reference price.

Closing Conditions

The closing of the Transaction is subject to the approval of the Surface Transportation Board. GWI will seek STB consent to close the transaction into a voting trust, which will be managed by a voting trustee until GWI is granted approval from the STB to control the RailAmerica railroads.

In addition to receipt of STB approvals, consummation of the transaction is subject to customary conditions, including without limitation (i) the approval by the holders of at least a majority of the outstanding shares of RailAmerica’s common stock entitled to vote, and, if obtained by written consent, an information statement shall have been cleared by the SEC and sent to stockholders of RailAmerica, (ii) the absence of any law restraining, enjoining or prohibiting the transaction, (iii) the absence of any action or proceeding by any governmental entity challenging, materially delaying or otherwise restraining or prohibiting the transaction or seeking to obtain material damages with respect to the transaction, (iv) the expiration or early termination of the waiting period applicable to the consummation of the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (if applicable), the Investment Canada Act, R.S. 1985, c. 28 (1st Supp.), as amended, Competition Act, R.S.C. 1985, c. C-34, as amended, and any other applicable foreign competition law. Moreover, each party’s obligation to consummate the transaction is subject to certain other conditions, including without limitation, the accuracy of the other party’s representations and warranties and the other party’s compliance with its covenants and agreements contained in the merger agreement, in each case subject to customary materiality qualifiers.

Advisors

BofA Merrill Lynch served as financial advisors to GWI. Simpson Thacher & Bartlett LLP, Steptoe & Johnson LLP and Thorpe Reed & Armstrong, LLP served as legal advisors. Deutsche Bank Securities served as financial advisors to RailAmerica and provided a fairness opinion to its shareholders. Skadden, Arps, Slate, Meagher & Flom LLP and Sidley & Austin served as legal advisors.

About GWI

GWI owns and operates short line and regional freight railroads and provides railcar switching services in the United States, Australia, Canada, the Netherlands and Belgium. In addition, we operate the Tarcoola to Darwin rail line, which links the Port of Darwin with the Australian interstate rail network in South Australia. Operations currently include 66 railroads organized in 10 regions, with more than 7,600 miles of owned and leased track and approximately 1,400 additional miles under track access arrangements. We provide rail service at 17 ports in North America and Europe and perform contract coal loading and railcar switching for industrial customers.

About The Carlyle Group

The Carlyle Group is a global alternative asset manager with $159 billion of assets under management in 94 active funds and 63 fund of funds vehicles as of March 31, 2012. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Fund of Funds Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has developed expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,300 people in 32 offices across six continents. www.carlyle.com.

About RailAmerica

RailAmerica, Inc. owns and operates short line and regional freight railroads in North America, operating a portfolio of 45 individual railroads with approximately 7,500 miles of track in 28 U.S. states and three Canadian provinces.

*    *    *    *    *

Media Contacts:

Genesee & Wyoming Inc.

Michael Williams

W +1-203-413-2116

mwilliams@gwrr.com

The Carlyle Group

Chris Ullman

W +1-202-729-5450

Chris.ullman@carlyle.com

*    *    *    *    *

This press release contains “forward-looking statements” relating to the proposed acquisition of RailAmerica by Genesee & Wyoming. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could change or delay any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the acquisition will be completed within the anticipated time frame or at all or that the expected benefits of the acquisition will be realized. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against RailAmerica or GWI and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to satisfy the conditions to the merger; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments; and (7) other factors described in GWI’s and RailAmerica’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond GWI’s and RailAmerica’s ability to control or predict. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect GWI’s business, particularly those identified in the cautionary factors discussed in GWI’s annual report on Form 10-K for the year ended December 31, 2011. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect RailAmerica’s business, particularly those identified in the cautionary factors discussed in RailAmerica’s annual report on Form 10-K for the year ended December 31, 2011. Any statements relating to the future performance of the combined company are made solely by GWI. GWI and RailAmerica do not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

No person has commenced soliciting proxies in connection with the merger referenced in this press release, and this press release is neither an offer to purchase nor a solicitation of an offer to sell securities.

Additional Information and Where to Find It

In connection with the proposed acquisition, RailAmerica intends to file relevant materials with the SEC, including RailAmerica’s information statement in preliminary and definitive form. RailAmerica stockholders are strongly advised to read all relevant documents filed with the SEC, including RailAmerica information statement, because they will contain important information about the proposed transaction. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, documents will also be available for free from RailAmerica by contacting RailAmerica Investor Relations at ir@railamerica.com.